Exhibit 10.1

Separation and release AGREEMENT

This Separation and Release Agreement (this “Agreement”) is entered into by and between and Mark Hood (“Executive”) and Ridgepost Capital, LLC (the “Company” and, together with Executive, the “Parties”).

WHEREAS, Executive and the Company (f/k/a P10 Intermediate Holdings, LLC) entered into an Employment Agreement effective April 3, 2025 (the “Employment Agreement”);

WHEREAS, Executive has been employed by the Company as Executive Vice President of Operations and Chief Administrative Officer;

WHEREAS, Executive’s employment with the Company will end on May 31, 2026 (the “Separation Date”) due to Executive’s voluntary resignation and retirement; and

WHEREAS, Executive and the Company wish to execute this Agreement to memorialize the terms of Executive’s separation from the Company as well as to provide consideration to Executive in exchange for his release of claims and other covenants set forth in this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Separation of Employment. Executive’s voluntary resignation of his employment with the Company shall be effective, and his employment with the Company shall terminate, as of the Separation Date. Except as specifically provided in this Agreement and the Consulting Agreement (as defined below), all existing employment agreements between Executive and the Company or any of the Affiliated Entities (as such term is defined in the Employment Agreement), whether oral or written and including the Employment Agreement, will terminate on the Separation Date. Executive agrees that this Agreement supersedes any such agreements. As of the Separation Date, Executive agrees that he resigns from any and all positions Executive holds with the Company and the Affiliated Entities.
2.
Separation Benefits. In full and complete consideration for Executive’s promises, covenants, and agreements set forth herein, provided that Executive timely executes and delivers to the Company and does not revoke, in accordance with the terms set forth below, this Agreement and executes on or after the Separation Date and on or before June 10, 2026, and does not revoke, the General Release (the “General Release”) attached hereto as Exhibit A, and is at all times in compliance with his obligations under this Agreement and the General Release:
(a)
the Company shall provide Executive with a severance payment in the amount of $125,000, less all applicable withholdings for federal, state, and local income taxes, Social Security, and all other customary withholdings. Such amount shall be paid in a lump sum on June 30, 2026; and
(b)
the Company and Executive shall enter into a Consulting Agreement (the “Consulting Agreement”) in the form attached as Exhibit B.

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3.
Accrued Payments.
(a)
Following the Separation Date, and regardless of whether Executive executes this Agreement or the General Release, the Company shall pay Executive (i) any accrued, but unpaid, base salary for services rendered through the Separation Date in accordance with applicable law and the Company’s standard payroll practices and (ii) reimbursement, in accordance with the Company’s policies, of all reasonable business-related expenses that Executive has incurred in connection with his duties through the Separation Date. These payments shall be subject to all applicable withholdings for federal, state, and local income taxes, Social Security, and all other customary withholdings and shall be paid in accordance with the Company’s standard payroll practices, but no later than six days following the Separation Date. For the avoidance of doubt, Executive shall not be entitled to be paid out for any accrued but unused vacation, and the consideration provided under Section 2 includes compensation for all such amounts.
(b)
Executive’s rights with respect to any equity awards granted to him under any Notices of Grant (the “Notices”) shall be governed by such Notices and the terms of the Ridgepost Capital, Inc. 2021 Incentive Plan, as amended from time to time, except as otherwise provided in this Agreement and the Consulting Agreement.
(c)
Executive’s rights with respect to any carried interest in the Company’s affiliated investment vehicles shall be governed by the applicable award agreements and governing documents, as amended from time to time, except as otherwise provided in this Agreement and the Consulting Agreement.
4.
Compensation and Benefits Paid. Except as provided in Sections 2 and 3 of this Agreement and the Consulting Agreement, Executive acknowledges and agrees that he shall not be entitled to any additional sum of money or benefits from the Company, including without limitation any Bonus (as such term is defined in the Employment Agreement) in respect of 2026. Executive understands that the sum of money and benefits specified in Section 2 are being offered to Executive in exchange for his waiver of rights and claims specified in Section 6 below and Executive’s execution and non-revocation of this Agreement and the General Release, and that Executive would not otherwise be entitled to these payments or benefits. Executive acknowledges that, upon receipt of the amounts referenced in Section 3 above, Executive will have received all compensation, benefits, and reimbursement of expenses due to Executive for work performed for the Company, except as otherwise provided in the Consulting Agreement.
5.
No Pending Legal Actions. Executive represents that Executive does not have any claim, action, lawsuit, administrative charge, or proceeding pending against the Company. Notwithstanding the foregoing, this Section 5 shall not apply to, or require disclosure of or otherwise prohibit, Executive from filing or participating in any claim, action, lawsuit, administrative charge, or proceeding filed with the Securities and Exchange Commission (the “SEC”) or the Occupational Safety and Health Administration (“OSHA”).
6.
General Release. Except as necessary to enforce the terms of this Agreement, and in exchange for and in consideration of the promises, covenants, and agreements set forth herein, Executive hereby releases the Company, together with its respective past and

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present parents, subsidiaries, divisions, successors, predecessors, affiliates, and any of the Company’s affiliated investment vehicles and any related entities, and each of their respective past and present directors, officers, employees, members, managers, partners, attorneys, and agents, to the maximum extent permitted by law from any and all manner of claims, demands, causes of action, obligations, damages, charges of discrimination, losses, or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which Executive has or may have for any period prior to Executive’s execution of this Agreement, including but not limited to claims arising out of or related to Executive’s employment with the Company or the termination thereof, claims arising out of any agreement between Executive and the Company, claims for breach of contract or wrongful discharge, claims for additional compensation, claims for severance pay, claims arising out of any equity interest in the Company owned by or promised to Executive, claims of defamation or any other tort, claims for unpaid wages or commissions or bonuses or vacation days, claims of discrimination, harassment, and retaliation, claims arising under any federal, state, or local laws, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Civil Rights Act of 1866, the Americans with Disabilities Act of 1990, the Pregnant Workers Fairness Act of 2022, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the National Labor Relations Act (“NLRA”), the Genetic Information Nondiscrimination Act of 2008, the Worker Adjustment and Retraining Notification Act, the Older Workers’ Benefits Protection Act, the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act, and the Texas Commission on Human Rights Act, the Texas Labor Code, each as amended, or any other claims arising under any other federal, state, or local laws, rules, or regulations or the common law, and any claim for attorneys’ fees or costs.

Notwithstanding the foregoing, Executive is not releasing (a) any claims arising after Executive executes this Agreement; (b) any claims for enforcement of this Agreement or the Consulting Agreement; (c) any rights or claims Executive may have to workers’ compensation or unemployment benefits; (d) claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plans and applicable law; (e) rights under law, if any, for continuation or conversion of health care coverage; (f) rights to receive any financial award from the SEC or pursuant to a whistleblower program of any other government agency; (g) Executive’s eligibility for indemnification in accordance with Section 2(g) of the Employment Agreement, applicable law, and the governing corporate documents of the Company or coverage under the applicably liability insurance policy of the Company; and/or (h) any claims or rights which cannot be waived by law.

7.
Continuing Obligations.
(a)
Contractual Obligations. Executive acknowledges and agrees that Executive continues to be bound by the provisions of Section 6 of the Employment Agreement, including but not limited to the provisions regarding Non-Disclosure of Confidential Information and Non-Solicitation and Non-Competition, and Section 7(c) regarding Assignment of Intellectual Property.
(b)
Return of Property. No later than ten (10) days after the later of the Separation Date and the termination of Executive’s services under the Consulting Agreement for any reason, Executive agrees that he shall deliver to the Company all equipment, documents,

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and other materials (whether or not such equipment, documents, and other materials constitute or contain confidential information) obtained in the course of Executive’s employment and provision of services under the Consulting Agreement (including all copies of such documents and other materials) and in Executive’s possession, under Executive’s control, or accessible to Executive, and further agrees not to retain any copies of any such equipment, documents, and materials. For purposes hereof, “documents and other materials” means all electronic or hard-copy information relating to or concerning Executive’s employment and engagement under the Consulting Agreement, including e-mail, correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, or media or equipment of any kind. With respect to any such materials that are in digital format, the Company consents to Executive’s deletion of such materials, provided that they are permanently deleted, Executive retains no copies thereof, and Executive confirms by email that such deletion has been completed.
(c)
Cooperation. Executive agrees to make himself reasonably available to and cooperate with the Company and the Affiliated Entities in any administrative, regulatory, or judicial proceeding or internal investigation. Executive understands and agrees that his cooperation would include, but not be limited to (i) making himself available to the Company upon reasonable notice for interviews and factual investigations; (ii) appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and (iii) turning over all relevant documents which are or may come into his possession. Executive understands that in the event the Company asks for his cooperation in accordance with this provision, the Company will reimburse him for reasonable out-of-pocket expenses incurred by him in connection with such cooperation upon his timely submission of appropriate documentation.
(d)
Pre-Existing Obligations. Executive agrees that the obligations contained in this Agreement shall be in addition to, and not in lieu of, (i) any restrictive covenants or similar obligations that Executive has (if any) contained in any other agreement entered into between Executive and the Company; and (ii) Executive’s obligation, contractual or otherwise, to maintain the confidentiality of information learned or received during the course of Executive’s employment.
(e)
Non-Disparagement. It is a material condition of this Agreement that, except as permitted pursuant to Section 8 below, Executive agrees that he will not make or publish any statement (orally, in writing, or electronically), or instigate, authorize, assist, or participate in the making or publication of any statement that would or could libel, slander, or disparage (whether or not such disparagement legally constitutes libel or slander) or expose to hatred, contempt, or ridicule (i) the Company; (ii) any of its services, affairs, or operations; or (iii) any of its past or present directors, officers, employees, members, managers, partners, or agents. The Company agrees that it shall not authorize the making of any press releases, SEC and other regulatory filings, official Company social media account posts, investor presentations, or similar communications, which would or could libel, slander, or disparage (whether or not such disparagement legally constitutes libel or slander) or expose to hatred, contempt, or ridicule Executive, unless the Company concludes that it is required to do so in order to comply with applicable law, rule, or regulation.

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8.
Permitted Conduct. Notwithstanding any provision of this Agreement, Executive is authorized to make disclosures as permitted under this Section 8. To the extent the provision of any other agreement or policy related to Executive’s employment with the Company is in conflict with the provisions of this Section 8, the provisions of this Section 8 shall control.
(a)
Nothing in this Agreement prohibits, restricts, or limits in any way Executive’s right or ability to (i) communicate with or file or otherwise participate in a charge (including a charge of discrimination), complaint, or lawsuit with the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board, the SEC, OSHA, or any other federal, state, or local regulatory or law enforcement agency or legislative body, or any self-regulatory organization (collectively, “Agencies”); provided that Executive hereby waives any right that he otherwise would have to recover monetary damages in connection with any charge, complaint, or lawsuit filed by him or by anyone else on his behalf other than a financial award from the SEC or under a whistleblower program of any other Agency; (ii) report or discuss possible violations of federal, state, or local law or regulation to any Agencies, including by initiating communications directly with, responding to any inquiry from, providing testimony before, or participating in any investigation or proceeding conducted by, any such Agencies; or (iii) make any disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation. Prior authorization of the Company is not required to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made or intends to make such reports or disclosures.
(b)
Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive is further notified that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if he files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.
(c)
Nothing in this Agreement shall prevent Executive from (i) making any disclosure of information required by law, including providing truthful testimony if required to do so by court order or legal process or complying with a subpoena issued to him; (ii) participating or assisting in any investigation or proceeding conducted by the Company’s legal, compliance, or human resources officers; (iii) making disclosures to an attorney retained by him; or (iv) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits.
(d)
Nothing in this Agreement shall prevent Executive from disclosing an act of sexual abuse or facts related to an act of sexual abuse to any other person.
9.
No Right to Future Engagement. Executive acknowledges that, except as provided in the Consulting Agreement, the Company does not have any duty to consider

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Executive, accept services from Executive, or hire Executive for any future employment or engagement. The consideration in this Agreement will be considered a sufficient basis to deny Executive any future employment or engagement with the Company.
10.
Breach and Remedies. If Executive breaches this Agreement, in addition to any other remedies the Company may have at law or in equity, the Company’s obligations under Section 2 above shall cease immediately; the Consulting Agreement shall be deemed to be immediately terminated with no further fees, amounts, or other consideration payable thereunder; and Executive shall be required to repay any such payments and benefits he has already received under Section 2. Such discontinuance or recoupment will not constitute a breach of this Agreement and Executive will continue to be bound by the terms of this Agreement.
11.
No Admission. In executing this Agreement, neither Executive nor the Company admits any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission of any liability, error, contract violation, or violation of any federal, state, or local law, or regulation.
12.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, legal representatives, and permitted assigns. Executive is not permitted to assign any of his rights or obligations under this Agreement.
13.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be void or unenforceable for any reason, the remaining provisions of this Agreement shall continue with full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
14.
Injunctive Relief. Executive recognizes and understands that his breach of any of the provisions set forth in Section 7 of this Agreement would cause the Company irreparable harm for which there is no adequate remedy at law. Therefore, Executive agrees that, in addition to and without waiver or prejudice to any other right or remedy available at law or equity, the Company shall be entitled to an injunction (temporary, preliminary, or permanent) or other equitable relief from a court of competent jurisdiction restraining any such breach or threatened breach of one or more of the provisions set forth in Section 7 and to specific performance to enforce such provisions, without the need to post a bond or other security. The rights and remedies identified herein shall be in addition to and not in lieu or limitation of any injunctive relief, other damages, or other rights or remedies to which the Company is or may be entitled at law or in equity under this Agreement or otherwise.
15.
Entire Agreement; Amendments; Waiver. This Agreement, together with the General Release, Consulting Agreement and any other agreements, instruments, and other documents referenced herein, constitutes the entire agreement between Executive and the Company and supersedes any oral or written agreement regarding the subject matter hereof. Executive acknowledges that he entered into this Agreement voluntarily, that he fully understands all of its provisions, and that no representations were made to induce execution of this Agreement that are not expressly contained herein. This Agreement cannot be altered except in a writing signed by both Executive and the Company. No waiver of any provision of this Agreement or the

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performance thereof shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.
16.
Governing Law; Forum; Jurisdiction. Section 14 of the Employment Agreement regarding “Governing Law” and Section 18 of the Employment Agreement regarding “Arbitration” shall apply to this Agreement as if fully set forth herein.
17.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures (including via DocuSign or similar providers) shall be treated as original signatures for all purposes.
18.
Consult with Attorney. Executive is hereby advised to consult with an attorney prior to executing this Agreement. Executive acknowledges that he has been afforded an opportunity to consult with the attorneys of his choice prior to executing this Agreement.
19.
Time to Consider. Executive acknowledges that he has received this Agreement and the General Release on March 12, 2026. Executive hereby acknowledges that he has been provided twenty-one (21) days from his receipt of this Agreement to consider this Agreement. Executive is further notified that the countersigned copy of this Agreement shall be signed on or before April 2, 2026, and returned to the Company, Attention: General Counsel, at 2699 Howell Street, Suite 1000, Dallas, TX 75204 or pvillamar@ridgepostcapital.com so that it is received no later than the end of this 21-day period. If Executive does not countersign and return this Agreement by the end of this 21-day period, the offer embodied in this Agreement, including the benefits contained in Section 2, shall be deemed withdrawn.
20.
Revocation Period. It is agreed and understood that Executive will have a period of seven (7) days following his execution of this Agreement to revoke his acceptance of this Agreement (the “Revocation Period”), and that such revocation will be effective only if received in writing by the Company, Attention: General Counsel, at 2699 Howell Street, Suite 1000, Dallas, TX 75204 or pvillamar@ridgepostcapital.com on or before the expiration of this seven (7) day period. Assuming Executive has executed this Agreement within the time allotted in Section 19 and have not revoked the Agreement by within the 7-day Revocation Period, this Agreement will take effect on the eighth (8) day following the Company’s receipt of the executed Agreement from Executive.

[Signatures on the following page]

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IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the date set forth below.

_/s/ Mark Hood_______________________ 3/19/2026

Mark Hood Date

Ridgepost Capital, LLC

By:_/s/ Luke Sarsfield III_______________ 3/19/2026

Luke Sarsfield III Date
Chief Executive Officer

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Exhibit 10.1

EXHIBIT A

GENERAL RELEASE

(to be executed on or after May 31, 2026 and on or before June 10, 2026)

I, Mark Hood, except as necessary to enforce the terms of this General Release (the “General Release”), and in exchange for and in consideration of the promises, covenants, and agreements set forth herein and in the Separation and Release Agreement to which this General Release is appended (the “Agreement”), hereby release Ridgepost Capital, LLC (the “Company”), together with its respective past and present parents, subsidiaries, divisions, successors, predecessors, affiliates, and any of the Company’s affiliated investment vehicles and any related entities, and each of their respective past and present directors, officers, employees, members, managers, partners, attorneys, and agents, to the maximum extent permitted by law from any and all manner of claims, demands, causes of action, obligations, damages, charges of discrimination, losses, or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which I have or may have for any period prior to my execution of this General Release, including but not limited to claims arising out of or related to my employment with the Company or the termination thereof, claims arising out of any agreement between me and the Company, claims for breach of contract or wrongful discharge, claims for additional compensation, claims for severance pay, claims arising out of any equity interest in the Company owned by or promised to me, claims of defamation or any other tort, claims for unpaid wages or commissions or bonuses or vacation days, claims of discrimination, harassment, and retaliation, claims arising under any federal, state, or local laws, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Civil Rights Act of 1866, the Americans with Disabilities Act of 1990, the Pregnant Workers Fairness Act of 2022, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the National Labor Relations Act (“NLRA”), the Genetic Information Nondiscrimination Act of 2008, the Worker Adjustment and Retraining Notification Act, the Older Workers’ Benefits Protection Act, the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act, and the Texas Commission on Human Rights Act, the Texas Labor Code, each as amended, or any other claims arising under any other federal, state, or local laws, rules, or regulations or the common law, and any claim for attorneys’ fees or costs.

Notwithstanding the foregoing, I am not releasing (a) any claims arising after I execute this General Release; (b) any claims for enforcement of this General Release or the Consulting Agreement; (c) any rights or claims I may have to workers’ compensation or unemployment benefits; (d) claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plans and applicable law; (e) rights under law, if any, for continuation or conversion of health care coverage; (f) rights to receive any financial award from the SEC or pursuant to a whistleblower program of any other government agency; (g) my eligibility for indemnification in accordance with Section 2(g) of the Employment Agreement, applicable law, and the governing corporate documents of the Company or coverage under the applicably liability insurance policy of the Company; and/or (h) any claims or rights which cannot be waived by law.

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Notwithstanding the foregoing, I understand that nothing in this General Release prohibits, restricts, or limits in any way my right or ability to file or otherwise participate in a charge (including a charge of discrimination), complaint, or lawsuit with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, , or any other federal, state, or local regulatory or law enforcement agency or legislative body, or any self-regulatory organization (collectively, “Agencies”); provided that I hereby waive any right that I otherwise would have to recover monetary damages in connection with any charge, complaint, or lawsuit filed by me or by anyone else on my behalf other than a financial award from the SEC or under a whistleblower program of any other Agency.

I acknowledge that I have been given at least twenty-one (21) days to review the terms of this General Release prior to its execution and that I have seven (7) days from my execution of this General Release to revoke my acceptance. I understand that if I intend to revoke my signature, I must do so in a writing delivered to the Company, Attention: General Counsel, at 2699 Howell Street, Suite 1000, Dallas, TX 75204 or pvillamar@ridgepostcapital.com on or before the expiration of this seven (7) day period.

I understand that if I do not timely execute this General Release or if I execute but thereafter revoke this General Release, this General Release will have no force or effect and I will have no rights to the payments and benefits contained in Section 2 of the Agreement.

The Company has advised me to consult with an attorney prior to executing this General Release. I acknowledge that I entered into this General Release voluntarily, that I fully understand all of its provisions, and that no representations were made to induce execution of this General Release that are not expressly contained herein.

I acknowledge that I am required to return a signed copy of this General Release to the Company, Attention: General Counsel, at 2699 Howell Street, Suite 1000, Dallas, TX 75204 or pvillamar@ridgepostcapital.com on or after May 31, 2026 and on or before June 10, 2026, and that if the Company does not receive this General Release signed by me during such period I will not be entitled to receive any payments or benefits under Section 2 of the Agreement.

____

Mark Hood Date

EXHIBIT B

CONSULTING AGREEMENT

This Consulting Agreement (this “Consulting Agreement”) is entered into and effective as of June 1, 2026 (the “Effective Date”) by and between Mark Hood (“Consultant”) and Ridgepost Capital, LLC (the “Company” and, together with Consultant, the “Parties”).

WHEREAS, Consultant and the Company entered into an Employment Agreement effective April 3, 2025 (the “Employment Agreement”);

WHEREAS, Consultant and the Company are entering into a Separation and Release Agreement to which this Consulting Agreement is attached (the “Separation Agreement”) pursuant to which Consultant’s employment with the Company will terminate on May 31, 2026;

WHEREAS, the Company desires to engage and retain Consultant to provide consulting services as an independent contractor, and Consultant desires to provide such consulting services to the Company, effective as of the Effective Date, on the terms and conditions set forth in this Consulting Agreement; and

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Engagement; Consulting Services.
(a)
Effective as of the Effective Date, the Company hereby engages and retains Consultant as a consultant, and Consultant hereby accepts such engagement, on the terms and subject to the conditions set forth in this Consulting Agreement.
(b)
Consultant shall make himself available to the Company, Ridgepost Capital, Inc., and each of their direct and indirect parents, subsidiaries, divisions, and affiliates and each affiliated investment vehicle and any related entities (the “Affiliated Entities”) to serve as a strategic advisor on transitional matters relating to Ridgepost Capital, Inc.’s investor relations, public relations and operations functions, including, and as directed by the Company (i) recruiting, training, onboarding, and transitioning relevant duties and responsibilities to each of a to-be-hired (A) Head of Investor Relations and (B) Director of Operations; (ii) attending key investor conferences with, and otherwise facilitating the transfer of analyst and key investor relationships to, such Head of Investor Relations; and (iii) as otherwise requested by the Company (collectively, the “Services”). The Services shall be performed at reasonable times with due consideration to Consultant’s schedule and other personal and professional obligations and Consultant shall devote the appropriate and necessary time needed to perform the Services. In no event shall the Company be required to utilize Consultant’s Services.

2.
Term. This Consulting Agreement shall commence on the Effective Date and shall continue until March 31, 2027, subject to earlier termination in accordance with Section 4 hereof (the “Term”).
3.
Consulting Fees. In consideration of Consultant’s Services hereunder, during the Term the Company shall:
(a)
Pay Consultant a consulting fee in the amount of $15,000 per month (prorated for any partial month of service) (the “Consulting Fees”). The Consulting Fees will be paid no later than the fifteenth (15) day of the month following each month in which Consultant provides Services.
(b)
Consultant shall be reimbursed by the Company for all reasonable business, promotional, travel, and entertainment expenses incurred or paid by Consultant during the Term in connection with the performance of his services under this Consulting Agreement in accordance with the Company’s reimbursement policy and to the extent that such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. In order that the Company reimburse Consultant for such allowable expenses, Consultant shall furnish to the Company, in a timely fashion, the appropriate documentation required under the Company’s reimbursement policy and such other documentation as the Company may reasonably request from time to time.
(c)
Notwithstanding anything to the contrary in the Ridgepost Capital, Inc. 2021 Incentive Plan (as amended from time to time, the “Plan”) or any Notices of Grant (the “Notices”) issued pursuant to such Plan, Consultant shall be considered to qualify as a “service provider” to the Company throughout the Term hereunder except as otherwise provided in Section 4(b) of this Consulting Agreement and, as such, all equity awards granted to Consultant under the Notices that are outstanding as of Consultant’s Separation Date (as such term is defined in the Separation Agreement and such equity, the “Outstanding Equity Awards”) shall remain outstanding (and not expire) and Consultant shall continue, without interruption, to be deemed an Eligible Person under Section 2.18 of the Plan and not to have experienced a “Termination of Employment” (or similar reference) on the Separation Date or during the Term of this Consulting Agreement except as otherwise provided in Section 4(b) of this Consulting Agreement. The Outstanding Equity Awards shall in all respects continue to be governed by such Notices and the terms of the Plan, as amended from time to time and as modified herein. For the avoidance of doubt, Consultant’s Outstanding Equity Awards shall be eligible to continue to vest and remain exercisable during the Term of this Consulting Agreement in accordance with the terms of the applicable Notices and the Plan, as modified herein, except as otherwise provided in Section 4(b).
(d)
Notwithstanding anything to the contrary in the terms of any governing documents applicable to carried interest awards in the Company’s affiliated investment vehicles (as amended from time to time, the “Carried Interest Documents”) granted to Consultant pursuant to such Carried Interest Documents (“Carried Interest Awards”), all such Carried Interest Awards outstanding as of Consultant’s Separation Date (as defined in the Separation Agreement) shall remain outstanding and continue to vest (and not expire) and Consultant shall be deemed not to have experienced a “Termination of Employment” (or similar reference) on the Separation Date or during the Term of this Consulting Agreement except as otherwise provided in Section 4(b) of this Consulting Agreement. The Carried Interest Awards shall in all respects continue to be governed by the Carried Interest Documents, as amended from time to time, and as modified herein. For the avoidance of doubt, Consultant’s Carried Interest Awards shall be eligible to continue to vest during the Term of this Consulting Agreement in accordance with the terms of the Carried Interest Documents, as modified herein, except as otherwise provided in Section 4(b).
(e)
If Consultant timely elects COBRA continuation coverage for medical dental, and/or vision benefits, the Company will, through the COBRA Payment End Date (as defined below), either pay directly or reimburse Consultant upon being promptly provided with proof of Consultant’s payment for the monthly premiums for the level of coverage Consultant maintained on May 31, 2026, which was his last day of employment with the Company. The “COBRA Payment End Date” shall be the earlier of (i) March 31, 2027 or (ii) the last day of the month in which this Consulting Agreement is terminated pursuant to Section 4. Notwithstanding the foregoing, if any payment by the Company pursuant to this Section 3(e) would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 and the related regulations and guidance promulgated thereunder, the Company shall be relieved of any obligation under this Section 3(e).
4.
Termination.
(a)
This Consulting Agreement shall terminate prior to the end of the Term under any of the following circumstances:
(i)
Termination by Consultant. Consultant may terminate this Consulting Agreement at any time for any reason effective upon not less than thirty (30) days’ prior written notice to the Company in accordance with Section 13.
(ii)
Termination by Company. The Company may terminate this Consulting Agreement effective immediately upon written notice to Consultant in accordance with Section 13 in the event Consultant breaches this Consulting Agreement, the Separation Agreement, or any other agreement between Consultant and any of the Affiliated Entities, engages in any conduct or behavior that is in violation of any Company standard, code of conduct, or policy, or engages in any act of misconduct or gross negligence in connection with the provision of the Services.
(iii)
Death or Disability. This Consulting Agreement shall terminate immediately upon Consultant’s death or Disability (as defined in the Employment Agreement).
(b)
Payment upon Termination.
(i)
In General. Following termination of Consultant’s engagement hereunder, Consultant shall be entitled to receive any consideration due under Section 3 above through the date of termination and shall not be entitled to any other fees, compensation, benefits, consideration, or payments except as provided in Section 4(b)(ii) and (iii) below.
(ii)
Termination Upon Expiration of the Term on March 31, 2027. Upon the natural expiration of the Term on March 31, 2027, the Company may, in its sole discretion, determine to accelerate up to twelve (12) months of Consultant’s Outstanding Equity Awards and Carried Interest Awards outstanding as of March 31, 2027, subject to Consultant timely executing, and not revoking, a general release of all claims in a form provided by the Company at such time (the “Release”). For the avoidance of doubt, the Company may in its sole discretion elect to not permit any acceleration under this Section 4(b)(ii) or to permit fewer than twelve (12) months of acceleration.
(iii)
Termination due to Death or Disability. Upon termination of this Consulting Agreement due to Consultant’s death or Disability (as defined in the Employment Agreement), (A) the Outstanding Equity Awards shall fully vest on the date of the termination of this Consulting Agreement and (B) any Carried Interest Awards granted to Consultant under the Carried Interest Documents shall fully vest on the date of the termination of this Consulting Agreement.
5.
Performance of Services; Use of Subcontractors. Consultant’s services hereunder shall be performed solely by Consultant. Consultant shall not engage subcontractors to perform any portion of the consulting services.
6.
Consultant’s Independent Contractor Status.
(a)
In performing the Services hereunder, Consultant shall be an independent contractor. Nothing herein contained shall be construed to constitute the Parties hereto as partners or joint ventures, or either as an agent of the other. Consultant shall not be considered as having an employee status during this consulting engagement and shall not be entitled to participate in any employee plans, arrangements or distributions by the Company or any of its affiliates during such period or to receive any other benefits provided to employees of the Company or its affiliates. Consultant shall not hold himself out as an employee of the Company or any of the Affiliated Entities. Under no circumstances shall Consultant (i) enter into any agreements on behalf of the Company or the Affiliated Entities; (ii) incur any obligations on behalf of the Company or the Affiliated Entities; (iii) act for or to bind the Company or the Affiliated Entities in any way; (iv) sign the name of the Company or the Affiliated Entities; or (v) represent that the Company or the Affiliated Entities is in any way responsible for the acts or omissions of Consultant.
(b)
Except as otherwise required by law, the Company shall not withhold any sums from the Consulting Fees for Social Security or other federal, state or local tax liabilities or contributions, and all such withholdings, liabilities, and contributions shall be solely Consultant’s responsibility.
(c)
All of Consultant’s activities during the consulting engagement will be at Consultant’s own risk, and Consultant shall have sole responsibility for arrangements to guard against physical, financial, and other risks, as appropriate, except that the Company acknowledges and agrees that Consultant shall continue to be entitled to indemnification pursuant to that certain Indemnification Agreement entered into by and between Ridgepost Capital, Inc. and Consultant on October 15, 2021 and that Consultant’s service as a consultant hereunder constitutes services as an “agent” of Ridgepost Capital, Inc. and certain of its subsidiaries for such purposes.
(d)
Notwithstanding the Parties’ intention and agreement that Consultant be an independent contractor and not be an employee of the Company during Consultant’s consulting engagement, the Parties recognize that the applicable law and proper application thereof is not always clear. Consultant understands and agrees that if Consultant should be classified as an employee under any such law, Consultant shall nonetheless remain ineligible to participate in any bonus, pension, profit-sharing (including 40l(k)), health, life, or other employee benefit plans of the Company or any of its affiliates, and Consultant expressly waives any right to any such benefits. The Consulting Fees to be paid to Consultant under this Consulting Agreement take into account the fact that Consultant is ineligible in all events to participate in such plans, and constitute part of the consideration for this waiver.
7.
Confidentiality; Inventions; Restrictive Covenants.
(a)
Consultant acknowledges and agrees that he continues to be bound by Section 6(a) of the Employment Agreement regarding the “Non-Disclosure of Confidential Information” and Section 7(a) of the Employment Agreement regarding “Assignment of Intellectual Property” and that such provisions shall apply to his engagement hereunder as if fully set forth herein.
(b)
Consultant acknowledges and agrees that (i) the “Non-Solicit Restricted Period” (as such term is used in the Employment Agreement) shall mean his employment under the Employment Agreement, the Term under this Consulting Agreement, and for twelve (12) months following the termination of this Consulting Agreement, and (ii) the “Non-Compete Restricted Period” (as such term is used in the Employment Agreement) shall mean his employment under the Employment Agreement, the Term under this Consulting Agreement, and for six (6) months following the termination of this Consulting Agreement.
(c)
Nothing in this Consulting Agreement or the Employment Agreement shall prevent Consultant from disclosing an act of sexual abuse or facts related to an act of sexual abuse to any other person.
8.
Return of Property. Upon the expiration of the Term or the earlier termination of this Consulting Agreement for any reason, Consultant agrees that he shall deliver to the Company all equipment, documents, and other materials (whether or not such equipment, documents, and other materials constitute or contain confidential information) obtained in the course of Consultant’s employment and provision of the Services (including all copies of such documents and other materials) and otherwise in Consultant’s possession, under Consultant’s control, or accessible to Consultant, and further agrees not to retain any copies of any such equipment, documents, and materials. For purposes hereof, “documents and other materials” means all electronic or hard-copy information relating to or concerning Consultant’s employment and Services, including e-mail, correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, or media or equipment of any kind. With respect to any such materials that are in digital format, the Company consents to Consultant’s deletion of such materials, provided that they are permanently deleted, Consultant retains no copies thereof, and Consultant confirms by email that such deletion has been completed.
9.
Cooperation. Consultant agrees to make himself reasonably available to and cooperate with the Company and the Affiliated Entities in any administrative, regulatory, or judicial proceeding or internal investigation. Consultant understands and agrees that his cooperation would include, but not be limited to (i) making himself available to the Company upon reasonable notice for interviews and factual investigations; (ii) appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and (iii) turning over all relevant documents which are or may come into his possession. Consultant understands that in the event the Company asks for his cooperation in accordance with this provision, the Company will reimburse him for reasonable out-of-pocket expenses incurred by him in connection with such cooperation upon his timely submission of appropriate documentation.
10.
Injunctive Relief. Consultant acknowledges and agrees that, by virtue of Consultant’s services and access to and use of confidential records and proprietary information, any violation by Consultant of any of the undertakings contained in Sections 7 through 9 of this Consulting Agreement would cause the Company irreparable harm for which there is no adequate remedy at law. Therefore, Consultant agrees that, in addition to and without waiver or prejudice to any other right or remedy available at law or equity, the Company shall be entitled to an injunction (temporary, preliminary, or permanent) or other equitable relief from a court of competent jurisdiction restraining any such breach or threatened breach of one or more of the provisions set forth in Sections 7 through 9 and to specific performance to enforce such provisions, without the need to post a bond or other security. The rights and remedies identified herein shall be in addition to and not in lieu or limitation of any injunctive relief, other damages, or other rights or remedies to which the Company is or may be entitled at law or in equity under this Consulting Agreement or otherwise.
11.
Severability. If any provision of this Consulting Agreement is held by a court of competent jurisdiction to be void or unenforceable for any reason, the remaining provisions of this Consulting Agreement shall continue with full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
12.
Entire Agreement. This Consulting Agreement, together with the Consulting Agreement and any other agreements, instruments, and other documents referenced herein, constitutes the entire agreement between Consultant and the Company and supersedes any oral or written agreement regarding the subject matter hereof. This Consulting Agreement cannot be altered except in a writing signed by both Consultant and the Company. No waiver of any provision of this Consulting Agreement or the performance thereof shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance. Consultant acknowledges that he entered into this Consulting Agreement voluntarily, that he fully understands all of its provisions, and that no representations were made to induce execution of this Consulting Agreement that are not expressly contained herein.

13.
Notice. For purposes of this Consulting Agreement, notices and all other communications provided for in this Consulting Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by electronic mail or confirmed facsimile, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the third day following the date delivered or mailed by United States Postal Service registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Consultant:

1320 Pasadena Drive

Austin, TX 78757

with copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Claudia B. Dubón

To the Company:

Ridgepost Capital, LLC

2699 Howell Stree, Suite 1000

Dallas, TX 75204

Attention: General Counsel

with copies (which shall not constitute notice) to:

Herbert Smith Freehills Kramer (US) LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Todd Lenson

14.
Successors and Assigns. This Consulting Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, legal representatives, and permitted assigns. Consultant is not permitted to assign any of his rights or obligations under this Consulting Agreement.
15.
Governing Law; Forum; Jurisdiction. This Consulting Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with Section 14 of the Employment Agreement regarding “Governing Law” and Section 18 of the Employment Agreement regarding “Arbitration,” and such provisions shall apply to this Agreement as if fully set forth herein.
16.
Counterparts. This Consulting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures (including via DocuSign or similar providers) shall be treated as original signatures for all purposes.
17.
Effectiveness of this Consulting Agreement. Consultant acknowledges that this Consulting Agreement shall not take effect unless it and the Separation Agreement are fully executed and the Separation Agreement is not revoked by Consultant and becomes fully effective. In the event Consultant fails to execute the Separation Agreement or revokes his acceptance of such agreement as permitted thereunder, this Consultant Agreement shall be null and void and of no force or effect.

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Consulting Agreement as of the date first set forth above.

Mark Hood

Ridgepost Capital, LLC

By:_________________________________

Luke Sarsfield

Chief Executive Officer